Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-73810 on Form S-8 of our report dated June 20, 2018, appearing in this Annual Report on Form 11-K of the Eastman Investment and Employee Stock Ownership Plan for the year ended December 31, 2017.

/s/ Brown Smith Wallace LLP
St. Louis, Missouri
June 20, 2018

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